$10,000,000
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                December 1, 1998


                                     between


                               DISC GRAPHICS, INC.

                                       and

                          KEYBANK NATIONAL ASSOCIATION









          AMENDED AND RESTATED CREDIT AGREEMENT dated December 1, 1998 between Disc Graphics, Inc., 10 Gilpin Avenue, Hauppauge, New York 11788, a Delaware corporation ("Borrower") and KeyBank National Association, 1377 Motor Parkway, Islandia, New York 11788, a national banking association (the "Bank").

          WHEREAS, Borrower and the Bank are parties to a credit agreement dated February 26, 1997 (the "Prior Credit Agreement"); and

          WHEREAS, Borrower desires to modify and extend the terms of the Prior Credit Agreement; and WHEREAS, the Bank is willing to do in accordance with the terms provided below; NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.

          Section 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

          "Acquisition" means any transaction pursuant to which Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation, partnership, limited liability company or other business organization, or any entity which is not then a Subsidiary of Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any entity not then a Subsidiary of Borrower a Subsidiary of Borrower, or causes any such entity to be merged into or purchased by Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such entity's then outstanding securities, in exchange for such securities, of cash or securities of Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any entity.

          "Additional  Costs"  shall  have the  meaning  given  to that  term in
Section 4.01 hereof.

          "Affiliate" means, with respect to any Person, any Person (a) that directly or indirectly controls, or is controlled by, or is under common control with, such Person, (b) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of such Person, (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person, (d) which is a partnership or limited liability company in which such Person is respectively a general partner or manager or (e) who is among such Person's officers, directors joint venturers, managers or partners. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Aggregate Outstandings" means, at a particular time, the aggregate outstanding principal balance of all Revolving Credit Loans. "Agreement" means this credit agreement, as amended or supplemented from time to time.

          "Amortization" means amortization as determined in accordance with GAAP.

          "Bank" means KeyBank National Association and its successors and assigns.

          "Banking Day" means any day on which commercial banks are not authorized or required to close in New York State, and whenever such day relates to a LIBOR Loan or notice with respect to any LIBOR Loan, a day on which dealings in dollar deposits are also carried out in the London interbank market.

          "Capital Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

          "Closing Date" means the date this Agreement has been executed by Borrower and the Bank.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral"   means  all  personal   property  of  Borrower  and  its
Subsidiaries, whether now existing or hereafter arising, which is subject or which is to be subject to the Liens granted by the Security Agreement.

          "Commitment Fee" means the fee described in Section 3.01.

          "Current Assets" means, at a particular date, all amounts which would, in accordance with GAAP, be included under current assets on a consolidated balance sheet of Borrower and its Subsidiaries as at such date.

          "Current Debt" means, on the date of determination with respect to any entity, that portion of such entity's Total Funded Debt (including Capital Leases) that is due and payable within 12 months of the date of determination.

          "Current Liabilities" means, at a particular date, all amounts which would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of Borrower and its Subsidiaries as at such date including, without limitation, (a) all obligations payable on demand or within one year after the date in which the determination is made, and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of Borrower to a date more than one year from the date of determination.

          "Current Ratio" means the ratio of (a) Current Assets of Borrower and its Subsidiaries, on a consolidated basis to (b) Current Liabilities of Borrower and its Subsidiaries on a consolidated basis.

          "Debt" means, with respect to any Person (a) indebtedness of such Person for borrowed money, (b) indebtedness for the deferred purchase price of property or services, (c) the face amount of any outstanding letters of credit issued for the account of such Person, (d) obligations arising under acceptance facilities, (e) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, (f) obligations secured by any Lien on property of such Person, (g) obligations of such Person as lessee under Capital Leases and (h) indebtedness of such Person evidenced by a note, bond, indenture or similar instrument.

          "Debt Coverage Ratio" means (a) the consolidated EBITDA of Borrower and its Subsidiaries, minus any cash Dividends paid or declared to be paid to shareholders of Borrower during such period, (b) divided by the sum of the Current Debt and Interest Expense of Borrower and its Subsidiaries all on a consolidated basis, as determined at the end of each fiscal quarter, based upon Borrower's financial statements delivered in accordance with Section 8.08 for the period of 12 months preceding the date of determination.

          "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

          "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by Borrower under this Agreement or the Note a rate per annum equal to 2% above the rate of interest otherwise applicable to such Loan or other amount.

          "Depreciation" means depreciation as determined in accordance with GAAP.

          "Dividends" means, for any period, dividends paid by Borrower or any Subsidiary during such period.

          "EBITDA" means, for any period, the sum of (a) Net Income, (b) income taxes paid or payable to any government or government instrumentality, (c) all Interest Expense paid or accrued on any Debt, (d) Depreciation and (e) Amortization during such period.

          "Environmental Laws" means (i) the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), (ii) the Resource Conservation and Recovery Act ("RCRA"), (iii) the Federal Water Pollution Control Act, (iv) the Clean Air Act, (v) the Toxic Substances Control Act, (vi) the Safe Drinking Water Act, (vii) the Occupational Safety and Health Act of 1970, and (viii) the New York State Environmental Conservation Law ("ECL"), Articles 1 through 71, (ix) the Hazardous Material Transportation Act, and (x) any so-called federal, state or local "Superfund" or "Superlien" laws and (b) any and all other laws, rules or regulations, relating to or imposing liability, including without limitation (i) strict liability, (ii) standards of conduct concerning hazardous materials, (iii) protection of the environment (including, without limitation, air, surface water, ground water, or soil), including, without limitation, any of the same relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

          "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower.

          "Event of Default" has the meaning given such term in Section 11.01.

          "Extension and Modification Fee" means the fee described in Section 2.09(b) hereof.

          "Facility Fee" means the fee described in Section 2.09(a) hereof.

          "Forfeiture Proceeding" means the commencement of any prejudgment action or proceeding affecting Borrower or any of its Subsidiaries pursuant to any statute, rule or regulation which permits any governmental agency or instrumentality to obtain a prejudgment seizure or forfeiture of any of their property.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 7.05.

          "Guaranty" means the Guaranty in the form of Exhibit B executed by each of the Guarantors, secured by a Security Agreement.

          "Guarantor Confirmation Agreement" means the Guarantor Confirmation Agreement in the form of Exhibit B-1, to be executed by each of the Guarantors.

          "Guarantors" means Four Seasons Litho, Inc., Disc Graphics Label Group, Inc., and Cosmetic Sampling Technologies, Inc., each a Subsidiary of Borrower and each a party to the Guaranty and the Guaranty Confirmation. Guarantors shall include each future Subsidiary which is required to become a party to the Guaranty in accordance with Section 9.10 hereof.

          "Hazardous Substance" means any substance, waste or material regulated under by any Environmental Law, and any substance which, due to its toxicity or reactivity (as determined by any court, governmental or regulatory authority or agency having jurisdiction or interpretative power thereon), poses a threat to human health or the environment, including, but not limited to, all materials, wastes, substances, pollutants and contaminants from time to time defined or classified as such under any Environmental Law.

          "Interest   Expense"  means  interest  expense  of  Borrower  and  its
Subsidiaries on a consolidated basis for a particular period as reflected in its financial statements and calculated in accordance with GAAP.

          "Interest Period" means the period commencing on the date a LIBOR Loan is made (or, with respect to a LIBOR Loan that represents the continuation of a previous LIBOR Loan, the day immediately following the last day of the Interest Period of such previous LIBOR Loan), and ending, as Borrower may select on the 30th, 60th or 90th day thereafter, provided that no Interest Period shall extend beyond the Revolving Credit Termination Date.

          "LIBOR" means, for any LIBOR Loan, the rate per annum (rounded upwards if necessary to the nearest 1/16 of 1%) quoted by the Bank two Banking Days prior to the first day of the Interest Period for such Revolving Credit Loan for the offering to leading banks in the London interbank market of U.S. dollar deposits in immediately available funds, for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan which shall be outstanding during such Interest Period.

          "LIBOR Loan" means any Revolving Credit Loan when and to the extent the interest rate therefor is determined on the basis of LIBOR.

          "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

          "Loan"  means any loan made by the Bank  pursuant  to Section  2.01 or
3.01 hereof.

          "Loan Documents" means this Agreement, the Notes, the Guaranty, the Guarantor Confirmation Agreement, the Security Agreements, the Security
Agreement Confirmations, the Notice of Borrowing and all other documents or instruments executed in connection herewith or therewith.

          "Margin" means (a) if Borrower's Debt Coverage Ratio is equal to or less than 1.30:1.0, 150 basis points per annum, (b) if Borrower's Debt Coverage Ratio is greater than 1.30:1.0 but less than or equal to 2.25:1.0, 125 basis points per annum, and (c) if Borrower's Debt Coverage Ratio is greater than 2.25:1.0, 100 basis points per annum.

          "Multiemployer   Plan"  means  a  Plan  defined  as  such  in  Section
4001(a)(3) of ERISA to which contributions have been made by Borrower or any ERISA affiliate and which is covered by Title IV of ERISA.

          "Net Income" means, with respect to any entity for any period, such entity's net income after taxes for such period as reflected on such entity's financial statements.

          "Notes" mean the Revolving Credit Note and the Term Note.

          "Notice of Borrowing" means the document signed by an officer of Borrower in the form annexed as Exhibit F.

          "Original Closing Date" shall mean February 26, 1997.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies provided that such term shall not include plans terminated prior to the date hereof.

          "Prime Rate" means that rate of interest from time to time determined or announced by the Bank at its Principal Office from time to time as its prime lending rate. The Prime Rate is not necessarily the lowest rate of interest charged by the Bank on loans or other credit relationships.

          "Prime Rate Loans" mean any Revolving Credit Loan when and to the extent the interest rate for such Revolving Credit Loan is determined in relation to the Prime Rate.

          "Principal Office" means the principal office of the Bank, presently located at 66 South Pearl Street, Albany, New York.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

          "Regulatory Change" means any change after the date of this Agreement in federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank of any federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section

302 of ERISA shall be a Reportable  Event  regardless of any waivers given under
Section 412(d) of the Code.

          "Revolving Credit Commitment" means the obligation of the Bank to extend revolving credit to Borrower in accordance with the terms hereof in the aggregate principal amount not to exceed $10,000,000, as such amount may be reduced or otherwise modified from time to time in accordance with the terms hereof.

          "Revolving Credit Facility" means the Revolving Credit Facility provided for in Article II hereof.

          "Revolving  Credit  Loans" mean any Loan made by the Bank  pursuant to
Section 2.01 hereof.

          "Revolving Credit Note" means a promissory note of Borrower in the form of Exhibit A-1 hereto evidencing the Revolving Credit Loans made by the Bank hereunder.

          "Revolving Credit Termination Date" means the earlier of (i) the date on which the Revolving Credit Loan is paid in full and the Revolving Credit Commitments shall terminate hereunder and the obligations of Borrower in connection therewith have been satisfied or (ii) February 25, 2001 unless such date is not a Banking Day, then the next succeeding Banking Day.

          "Security Agreement" means, with respect to Borrower, the Security Agreement in substantially the form of Exhibit C-I, and with respect to each Guarantor, in the form of Exhibit C-2, delivered by Borrower under the terms of this Agreement.

          "Security Agreement Confirmations" means, with respect to Borrower, the Confirmation of Security Agreement in substantially the form of Exhibit C-3, and with respect to each Guarantor, the Confirmation of Security Agreement, in the form of Exhibit C-4, to be delivered by Borrower under the terms of this Agreement.

          "Solvent" means, when used with respect to any Person on a particular date, that on such date (a) the fair saleable value of its assets is in excess of the total amount of its liabilities, including, without limitation, the reasonably expected amount of such Person's obligations with respect to contingent liabilities, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured, (c) such Person does not intend to and does not believe that it will incur Debts or liabilities beyond such Person's ability to pay as such Debts and liabilities mature and (d) such Person is not engaged in business or a transaction, for which such Person's property, would constitute an unreasonably small capital.

          "Subsidiary" means, as to any Person, any corporation, partnership, limited liability company or other business organization or entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

          "Tangible Net Worth" means, at any particular date, the amount of excess of Total Assets over Total Liabilities which would, in accordance with GAAP, be included under shareholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries as at such date, excluding, however, from the determination of Total Assets all intangible assets, including, without limitation, organizational expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and developmental costs, training costs, treasury stock, deferred charges and any loans receivable from officers or Affiliates.

          "Term Loan" means the Loan to Borrower pursuant to Section 3.01.

          "Term Loan Maturity Date" means February 25, 2005.

          "Term Loan Note" means the promissory note of Borrower in the form of Exhibit A-2 hereto evidencing a Term Loan made by the Bank hereunder.

          "Total Assets" means, at a particular date, all amounts which would, in accordance with GAAP, be included under assets on a consolidated balance sheet of Borrower and its Subsidiaries as at such date.

          "Total Funded Debt" means, with respect to any Person, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person as lessee under Capital Leases, (c) indebtedness of such Person evidenced by a note, bond, indenture or a similar instrument evidencing an obligation to repay money and (d) the face amount of any outstanding letters of credit issued for the account of such Person.

          "Total Liabilities" means, at a particular date, all amounts which would, in accordance with GAAP, be included under liabilities on a consolidated balance sheet of Borrower and its Subsidiaries as at such date.

          "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

          Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

ARTICLE 2.  REVOLVING CREDIT FACILITY

          Section 2.01. Revolving Credit Loans.

          (a) Subject to the terms and conditions of this Agreement, the Bank agrees to make Revolving Credit Loans to Borrower from time to time from and including the date hereof to but excluding the Revolving Credit Termination Date up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; provided, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the Aggregate Outstandings at the time would exceed the Revolving Credit Commitment in effect on such date. The Revolving Credit Loans may be Prime Rate Loans or LIBOR Loans; provided, however, that during the occurrence and continuance of an Event of Default, the Bank shall have no obligation to make any Revolving Credit Loans. Subject to the foregoing limits, Borrower may borrow, repay and reborrow, on or after the date hereof and prior to the Revolving Credit Termination Date, all or a portion of the Revolving Credit Commitment hereunder.

          (b) If at any time for any reason the Aggregate Outstandings exceed the amount of the Revolving Credit Commitment, Borrower shall pay the amount of such excess to the Bank immediately on demand.

          Section 2.02. The Revolving Credit Note. The Revolving Credit Loans shall be evidenced by a single Revolving Credit Note in favor of the Bank substantially in the form of Exhibit A-1 with appropriate insertions, duly executed and completed by Borrower. The Bank is authorized to record the date, type and amount of each Revolving Credit Loan, the date and amount of each payment or prepayment of principal thereof, the date of each interest rate conversion pursuant to Section 2.05 and the principal amount subject thereto and the Interest Period and interest rate with respect thereto in its records or on the schedules annexed to and constituting a part of the Revolving Credit Note, and, absent manifest error, any such recordation shall constitute conclusive evidence of the information so recorded; provided that the failure to make any such recordation shall not in any way affect Borrower's obligation to repay the Revolving Credit Loans. The Revolving Credit Note shall (a) be dated the date hereof, (b) mature on the Revolving Credit Termination Date and (c) bear interest from and including the date hereof on the unpaid principal amount thereof from time to time outstanding as provided herein.

          Section 2.03. Use of Proceeds.

          (a) Borrower shall use the proceeds of the Revolving Credit Loans to repay existing bank indebtedness, for general working capital purposes, and subject to the sublimit described in Section 2.08, to finance Acquisitions. No part of the proceeds of any of the Loans will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of making such Loans.

          (b) Borrower shall indemnify the Bank and hold it harmless from and against any and all liabilities, losses, damages, costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel for the Bank in connection with any investigative, administrative or judicial proceeding, whether or not the Bank is designated a party thereto) which may be incurred by the Bank, relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided, that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct.

          Section 2.04. Borrowing Procedures for Revolving Credit Loans. Borrower may request a borrowing under the Revolving Credit Commitment as provided in Section 4.01. Not later than 2:00 p.m. New York City time on the date of such borrowing as stated in the Notice of Borrowing, subject to the conditions of this Agreement, the Bank shall make available to Borrower, in immediately available funds, the amount of such Revolving Credit Loan by crediting a designated account of Borrower maintained with the Bank.

          Section 2.05. Interest on Revolving Credit Loans.

          (a) Base Rate Loans. Borrower shall pay interest on the outstanding and unpaid principal amount of each Prime Rate Loan made under this Agreement at a fluctuating rate per annum equal to the Prime Rate from time to time in effect. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Prime Rate. Borrower shall pay interest on Prime Rate Loans in arrears on the first day of each month and on the Revolving Credit Termination Date, calculated on the basis of the actual number of days elapsed divided by a 360 day year. Any principal amount not paid when due (at maturity, on acceleration, or otherwise) shall bear interest thereafter until paid at the Default Rate.

          (b) LIBOR Loans. Borrower shall pay interest on the outstanding principal amount of each LIBOR Loan made under this Agreement at a fixed rate equal to LIBOR plus the applicable Margin. Borrower shall pay interest on LIBOR Loans calculated on the basis of the actual number of days elapsed divided by a 360 day year. Any principal amount not paid when due (at maturity or acceleration or otherwise) shall bear interest thereafter until paid at the Default Rate. Accrued interest on LIBOR Loans shall be due and payable in arrears upon any payment of principal and on the last day of the Interest Period with respect thereto; provided that, after an Event of Default, interest shall accrue at the Default Rate and shall be due and payable from time to time on demand of the Bank. Any principal amount of LIBOR Loans not paid when due (at maturity, on acceleration, or otherwise) shall bear interest thereafter until paid at such Default Rate.

          (c) Adjustments to Margin. The applicable Margin shall be adjusted for all LIBOR Loans based upon Borrower's Debt Coverage Ratio as reflected in its financial statements delivered to the Bank from time to time as required hereunder. Once determined, the Margin shall remain in effect until the fifth Banking Day after the Bank's receipt on or before the dates set forth in Section
8.08 of the relevant financial statements, whereupon if appropriate based upon the then existing Debt Coverage Ratio, the Margin shall adjust for all new LIBOR Loans and for any continuation of an existing LIBOR Loan at the end of an Interest Period. If Borrower delivers its annual audited statements more than 90 days after the end of its fiscal year and if the Debt Coverage Ratio as reported in such financial statements is lower than the Debt Coverage Ratio as reported in Borrower's quarterly financial statements for the third quarter of such fiscal year with the result that a higher Margin would apply, Borrower shall pay the Bank, within ten Banking Days of demand, an amount equal to the excess of the interest that would have been paid at such higher rate over the interest actually paid during the relevant period between March 30th and the date the annual statements are delivered. In no event shall Borrower receive a refund of interest paid to the Bank under the provision of this Section.

          (d) Interest Periods for LIBOR Loans. In the case of each LIBOR Loan, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (a) no Interest Period shall have a duration less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available and (b) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day. Any Interest Period which would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date.

          (e) Conversions. Upon the expiration of an Interest Period for any LIBOR Loan, or any portion thereof, such LIBOR Loan or portion thereof shall be automatically converted to a Prime Rate Loan except to the extent that such Revolving Credit Loan shall be repaid hereunder or shall be required to be paid hereunder or unless Borrower shall have notified the Bank, as provided in
Section 4.01 hereof, of its intention to continue such LIBOR Loan or any portion thereof as a LIBOR Loan. Subject to the following conditions and to the terms and conditions of this Agreement, Borrower may convert any Revolving Credit Loan or portion thereof to a different type of Revolving Credit Loan:

               (i) if less than all Revolving Credit Loans at the time outstanding shall be converted, the notice given by Borrower to the Bank shall specify the aggregate amount of Revolving Credit Loans in each case to be converted;

               (ii) in the case of a conversion of less than all outstanding Revolving Credit Loans, the aggregate principal amount of Revolving Credit Loans to be converted shall not be less than $50,000 (and if greater in integral multiples of $10,000);

               (iii) no Revolving Credit Loan may be converted to a LIBOR Loan less than one month before the Revolving Credit Termination Date;

               (iv) a LIBOR Loan may be converted to a Prime Rate Loan only on the last day of an Interest Period; and

               (v) no Revolving Credit Loan or portion thereof may be converted to a LIBOR Loan during the occurrence and continuance of an Event of Default.

          Section 2.06. Changes of Commitment. Borrower may reduce or terminate the amount of unused Revolving Credit Commitment from time to time but not more than four times during the term of this Agreement or more than once during any calendar year by giving notice to the Bank of each such reduction or termination to the Bank as provided in Section 4.01. Any partial reduction shall be in a minimum aggregate amount of $1,000,000 or, if greater, in integral multiples of $250,000. Once reduced or terminated, the Revolving Credit Commitment may not be reinstated.

          Section 2.07. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Revolving Credit Commitment, and prepayments (in the case of Prime Rate Loans only) which result in the prepayment of all Loans, each borrowing and each prepayment of principal shall be at least $50,000, and if greater, in integral multiples of $10,000.

          Section 2.08. Acquisitions. Subject to the terms and conditions hereof, the Bank agrees to make one or more Revolving Credit Loans to finance Borrower's Acquisitions, provided that, (a) the requirements of Section 9.07 are satisfied and (b) no Revolving Credit Loan for Acquisitions shall be permitted if (i) an Event of Default has occurred which continues at such time, (ii) after giving effect to such Loan, the Aggregate Outstandings at the time of such issuance would exceed the Revolving Credit Commitment in effect on such date or
(iii) as a result of such Acquisition or the making of such Loan, an Event of Default would occur.

          Section 2.09. Fees. (a) Borrower has paid to the Bank a Facility Fee equal to $5,000 on the Original Closing Date and shall continue to pay a Facility Fee on each anniversary of the Original Closing Date until the Revolving Credit Termination Date.

          (b) Borrower shall pay to the Bank an Extension and Modification Fee equal to $5,000 on the Closing Date.

          Section 2.10. Conversion to Term Loan. On the Revolving Credit Termination Date, provided there has been no Default or Event of Default, Borrower may convert all or a part, but not less than $2,000,000 of the outstanding principal balance of the Revolving Credit Loans to the Term Loan, having the terms and conditions specified in Article 3.

ARTICLE 3.  TERM LOAN.

          Section 3.01. Term Loan. If Borrower exercises the option described in
Section 2.10, Borrower shall give the Bank notice three Banking Days prior to the Revolving Credit Termination Date, and together with such notice, pay the Bank a Commitment Fee equal to 0.5% of the amount of the Revolving Credit Loans to be converted to a Term Loan. Subject to the terms and conditions hereof, the Bank shall make a four year Term Loan to Borrower in the amount of the Aggregate Outstandings or such lesser amount permitted under Section 2.10 at and effective as of the Revolving Credit Termination Date.

          Section 3.02. The Term Note. The Term Loan shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A-2 hereto, with appropriate insertions, payable to the order of the Bank and representing the obligation of Borrower to pay the unpaid principal amount of the Term Loan, with interest thereon as described herein. The Term Loan Note shall (a) be dated the Revolving Credit Termination Date, mature in 48 equal consecutive monthly installments, be payable on the first day of each month commencing on the first day of the month following the Revolving Credit Termination Date and ending on the Term Loan Maturity Date, and (c) bear interest for a period from the date hereof until the Term Maturity Loan Date on the unpaid principal amount thereof at the applicable rates per annum specified herein. All accrued and unpaid interest and fees shall be due and payable on the Term Loan Maturity Date.

          Section 3.03. Interest on the Term Loans. Borrower shall pay interest on the outstanding and unpaid principal balance of the Term Loan a fluctuating rate per annum equal to (i) the Prime Rate or (ii) LIBOR plus a margin of 250 basis points. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Prime Rate. Interest on the Term Loan shall be calculated on the basis of a 360 day year and shall be paid in arrears on the first day of each month and on the Term Loan Maturity Date. Any principal amount not paid when due (at maturity, on acceleration or otherwise) shall bear interest thereafter until paid at the Default Rate. At Borrower's election made during the period beginning on the Revolving Credit Termination Date through two years thereafter, provided no Default or Event of Default then exists, Borrower may effect a change in the interest rate on the Term Loan to a fixed rate from the Prime Rate by entering into a Swap Agreement between the Borrower and the Bank, at the rate established by exchange, through Key Capital Markets, Inc., of the obligation evidenced by the Term Loan Note for an obligation bearing interest at a fixed rate having a term that is equivalent to the term of the Term Loan. The rights and obligations of Borrower and the Bank respecting such exchange shall be set forth in a Swap Agreement to be executed between them.

ARTICLE 4.  GENERAL CREDIT PROVISIONS; FEES AND PAYMENTS.

          Section 4.01. Certain Notices. Borrower shall give Notice of Borrowing to the Bank of each borrowing pursuant to Section 2.04, each prepayment pursuant to Section 4.02, each conversion or continuation of LIBOR Loans pursuant to Section 2.05 and each reduction or termination of Revolving Credit Commitment pursuant to Section
2.06. Each such notice shall be irrevocable, and shall be effective on the date of receipt only if received by the Bank not later than 11:00 a.m., New York City time as follows:

          (a) In the case of borrowings and prepayments of Prime Rate Loans, at least one Banking Day prior thereto;

          (b) In the case of LIBOR Loans, at least three Banking Days prior thereto;

          (c) In the case of reductions or termination of the Revolving Credit Commitment, ten days prior thereto; and

          (d) In the case of conversions or  continuations  of Loans pursuant to
Section 2.05, three Banking Days prior thereto.

Each such notice relating to the borrowing, conversion or prepayment of a Loan shall specify the Loans to be borrowed, converted or prepaid and the amount and type of the Loans to be borrowed or prepaid and the date of borrowing, conversion or prepayment (which shall be a Banking Day). Each such notice of reduction or termination of the Revolving Credit Commitment shall specify the amount of the Revolving Credit Commitment to be reduced or terminated.

          Section 4.02. Prepayments.

          (a) Borrower shall have the right at any time and from time to time to prepay any Prime Rate Loan, in whole or in part, upon at least one Banking Day's prior written notice to the Bank; provided, however, that each such partial prepayment of Prime Rate Loans shall not be less than $50,000 or if greater, in amounts which are integral multiples of $10,000. Except as required by paragraph
(b) below or on the last day of an Interest Period with respect thereto, Borrower shall not be permitted to prepay LIBOR Loans.

          (b) On the date of any reduction of the Revolving Credit Commitment as provided in Section 2.06, Borrower shall pay or prepay so much of the Loans as shall be necessary in order that the Aggregate Outstandings will not exceed the Revolving Credit Commitment after giving effect to such reduction. All prepayments of LIBOR Loans due to a reduction of the Revolving Credit Commitment shall be subject to Section 5.05.

          (c) All prepayments of principal required by paragraph (b) above shall be applied first to Prime Rate Loans outstanding, and then to LIBOR Loans outstanding.

          (d) All prepayments of principal shall be accompanied by the payment of all accrued interest on the amount so prepaid and, in the case of LIBOR Loans, by all amounts required to be paid pursuant to Section 5.05.

          Section 4.03. Default Interest. Notwithstanding any other provision of this Agreement, upon the occurrence and continuance of an Event of Default, each Loan outstanding hereunder shall bear interest at a rate per annum equal to the Default Rate.

          Section 4.04. Payments Generally. All payments under this Agreement or the Notes shall be made in immediately available funds not later than 1:00 p.m. New York City time on the relevant dates specified above at the Bank's office at 1377 Motor Parkway, Islandia, New York 11788.

          (a) Any payment made after such time on such due date shall be deemed to have been made on the next succeeding Banking Day.

          (b) Whenever a new Loan is to be made on a date Borrower repays any principal of an outstanding Loan, the Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by the Bank to Borrower as provided in Section
2.04 or paid by Borrower to the Bank pursuant to this Section 4.04, as the case may be.

          (c) The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by the time specified in Section 4.04(a) to any ordinary deposit account of Borrower with the Bank. Borrower shall, at the time of making each payment under this Agreement or the Note, specify to the Bank the principal or other amount payable by Borrower under this Agreement. If Borrower fails to so specify, the payment will be applied first to interest and then to principal, unless a Default or Event of Default has occurred and is continuing, in which case the Bank may apply such payment as it may elect in its sole discretion. If the due date of any payment under this Agreement or the Note would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension.

ARTICLE 5.  YIELD PROTECTION; ETC.

          Section 5.01. Additional Costs.

          (a) Borrower shall pay directly to the Bank from time to time on demand such amounts as the Bank may determine (in the manner set forth in Section 5.01(d)) to be necessary to compensate it for any increases in costs attributable to its making or maintaining any LIBOR Loans under this Agreement or its Note or its obligation to make any LIBOR

Loans hereunder or any reduction in any amount receivable by the Bank hereunder in respect of any LIBOR Loans or such obligation or capital in respect of this Agreement (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
(i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Revolving Credit Note in respect of any of such LIBOR Loans (other than taxes imposed on the overall net income of the Bank for any LIBOR Loans by the jurisdiction in which the Bank has its principal office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank; or (iii) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities). The Bank will notify Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof by furnishing Borrower a written statement describing the Additional Costs entitling it to compensation hereunder and the Bank's method of allocating to Borrower such Additional Costs. If the Bank requests compensation from Borrower under this Section or under Section 5.01(c), Borrower may suspend the obligation of the Bank to make Loans of the type with respect to which such compensation is requested.

          (b) Without  limiting the effect of the  foregoing  provisions of this
Section if by reason of any Regulatory Change, the Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to Borrower, the obligation of the Bank to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect.

          (c) Without limiting the effect of the foregoing provisions of this Section, Borrower shall pay directly to the Bank from time to time on request such amounts as the Bank may determine (in the manner set forth in Section 5.01(d)) to be necessary to compensate the Bank for any Additional Costs which are attributable to the maintenance by it or any of its affiliates (pursuant to any Regulatory Change) of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Bank to a level below that which it would have achieved but for such Regulatory Change). The Bank will notify Borrower if it is entitled to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof by furnishing Borrower with a written statement describing the Additional Costs entitling it to compensation hereunder and the Bank's method of allocating to Borrower such Additional Costs.

          (d) Reasonable determinations and allocations by the Bank for purposes of the effect of any Regulatory Change pursuant to Sections 5.01(a), (b) or (c) on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate the Bank, shall be conclusive absent demonstrated error.

          (e) Any amounts the Bank receives pursuant to the foregoing provisions of this Section 5.01 shall not be duplicative of compensation payable to the Bank under Section 5.05.

          Section 5.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

          (a) the Bank determines (which determination shall be conclusive absent demonstrated error) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of LIBOR Loans as provided in this Agreement; or

          (b) the Bank determines (which determination shall be conclusive absent demonstrated error) that the relevant rates of interest referred to in the definition of LIBOR in Section 1.01 upon the basis of which the rate of interest for any type of LIBOR Loans is to be determined do not adequately cover the cost to the Bank of making or maintaining such Loans;

then the Bank shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the obligations of the Bank to make LIBOR Loans shall be suspended (in which case the provisions of Section 5.04 shall be applicable).

          Section 5.03. Illegality. Notwithstanding any other provision in this Agreement, if it becomes unlawful for the Bank to honor its obligation to make or maintain LIBOR Loans hereunder, the Bank shall promptly notify Borrower and the Bank's obligation to make or maintain LIBOR Loans hereunder shall be suspended until such time as the Bank may again make and maintain such affected Loans (in which case the provisions of Section 5.04 shall be applicable).

          Section 5.04. Conversion to Prime Rate Loans. If the obligations of the Bank to make LIBOR Loans shall be suspended pursuant to any of the foregoing Sections all Loans which would otherwise be made by the Bank as LIBOR Loans shall be made instead as Prime Rate Loans and, if an event referred to in
Section 5.01(b) or 5.03 has occurred and the Bank so requests by notice to Borrower, all LIBOR Loans of the Bank then outstanding shall be automatically converted into Prime Rate Loans on the date specified by the Bank in such notice, and, to the extent that LIBOR Loans are so made as (or converted into) Prime Rate

Loans, all payments of principal which would otherwise be applied to the Bank's LIBOR Loans shall be applied instead to its Prime Rate Loans. If any LIBOR Loan is converted to a Prime Rate Loan pursuant to this Section prior to the last day of the Interest Period with respect to such LIBOR Loan, Borrower shall pay to the Bank all amounts required to be paid pursuant to Section 5.05 hereof.

          Section 5.05. Certain Compensation.

          (a) Borrower shall pay to the Bank such reasonable amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expense which the Bank determines is attributable to:

               (i) Borrower's prepayment of a LIBOR Loan (whether by reason of the mandatory or voluntary prepayment provisions of this Agreement or otherwise) or failure to pay principal or interest on a LIBOR Loan when due; or

               (ii) Borrower's failure to borrow, convert into or continue a LIBOR Loan on the date specified therefor in the relevant notice given under
Section 4.01; or

               (iii) Borrower's failure to prepay a LIBOR Loan on the date specified therefor in the relevant notice under Section 4.02.

          (b) A reasonable determination by the Bank of amounts payable pursuant to this Section shall be conclusive absent manifest error. In the case of prepayments of LIBOR Loans, Borrower shall pay to the Bank a prepayment premium equal to any costs, loss or expense that it may sustain or incur as a result of Borrower's prepaying the LIBOR Loan, including (but not limited to) the Bank's loss of anticipated interest on such LIBOR Loan at the applicable interest rate, or any interest or other charge payable by the Bank to others who provided funds to the Bank to enable it to make or maintain such LIBOR Loan. In addition, Borrower shall reimburse the Bank for all administrative costs incurred by the Bank as a result of such prepayment.

ARTICLE 6.  CONDITIONS PRECEDENT.

          Section 6.01. Conditions to the Initial Borrowings. The obligations of the Bank to make the Loans constituting the initial borrowing under 3.01, or the Term Loan under 3.01, were subject to the conditions precedent listed below, all of which were satisfied by the Borrower:

          (a) the Bank's receipt of each of the following, in form and substance satisfactory to the Bank and its counsel:

               (i) the Revolving Credit Note or the Term Loan Note, as applicable, duly executed by Borrower;

               (ii) a certificate of the Secretary or Assistant Secretary of Borrower and of each Guarantor, dated the Original Closing Date or the Revolving Credit Termination Date, as applicable, attesting to all corporate action taken by Borrower or such Guarantor, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents and each other document delivered pursuant to this Agreement and certifying the names and true signatures of the officers of Borrower or each Guarantor executing the Loan Documents and the other documents delivered by Borrower or such Guarantor under this Agreement;

               (iii) certified copies of the certificate or articles of incorporation and the by-laws of Borrower or such Guarantor, as the case may be, stating that the resolutions and corporate documents thereby certified had not been amended, modified, revoked or rescinded as of the date of such certificate;

               (iv) a certificate of a duly authorized officer of Borrower, dated the Original Closing Date or the Revolving Credit Termination Date, as applicable, stating that the representations and warranties in Article 7 were true and correct on such date as though made on and as of such date (unless made as of a specific date earlier than the date hereof, in which case they shall be true and correct as of such earlier date) and that no event had occurred and was continuing which would constitute a Default or Event of Default;

               (v) the Guaranty duly executed by each of the Guarantors;

               (vi) the Security Agreement, duly executed by Borrower, together with such UCC-1 financing statements as were required by the Bank;

               (vii) such duly executed UCC-3 Revolving Credit Termination Statements as were necessary to terminate existing liens on the assets of Borrower;

               (viii) a favorable opinion of counsel for Borrower, dated the Original Closing Date or the Revolving Credit Termination Date, as applicable, in substantially the form of Exhibit E and as to such other matters as the Bank had reasonably requested;

               (ix)  satisfactory   evidence  that  Borrower  and  each  of  the
Guarantors were duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and

               (x) such other documents, instruments, approvals, opinions and evidence of compliance with the terms hereof as the Bank had required;

          (b) Borrower's payment of all fees required to be paid hereunder or in connection herewith and all accrued fees and expenses of the Bank in connection with the preparation, execution and delivery of this Agreement, and the other Loan Documents and the consummation of the transactions contemplated thereby;

          (c) Borrower's and Guarantors' obtainment of all consents, permits and approvals required in connection with the execution, delivery and performance by Borrower and the Guarantors of their respective obligations hereunder and under the other Loan Documents and such consents, permits and approvals shall continue in full force and effect; and

          (d)  all  legal  matters  in  connection   with  this  financing  were
satisfactory to the Bank and its counsel.

          Section 6.02. Conditions to All Borrowings. The obligations of the Bank to make any Loan (including the initial Revolving Credit Loan) hereunder have been and shall continue to be subject to the further conditions precedent that on the date of such Loan:

          (a) the truth of the following statements:

               (i) the representations and warranties contained in Article 7 were and are true and correct on and as of the date of such Loan as though made on and as of such date (unless such representations and warranties are made as of a specific earlier date in which case they shall be true and correct as at such date);

               (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan; and

               (iii) no material adverse change has occurred in the business, financial condition or operations of Borrower since the date of the most recent financial statements of Borrower delivered to the Bank hereunder or in connection herewith; and

          (b) the Bank's receipt of such approvals, opinions, documents or instruments as the Bank may have reasonably requested.

          Section 6.03. Deemed Representations. Unless Borrower otherwise notifies the Bank prior to any borrowing hereunder, the acceptance by Borrower of the proceeds of any Loan shall constitute a representation and warranty that the statements contained in Section 6.02(a) are true and correct as of the date of such Loan.

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES.

          Borrower hereby represents and warrants that:

          Section 7.01. Incorporation, Good Standing and Due Qualification; Compliance with Law. Each of Borrower and the Guarantors is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except where the failure to so qualify and/or be in good standing could not in any case or in the aggregate, have a material adverse effect on the operations, business, property or financial condition of any of Borrower or any Guarantor or on its respective ability to perform its respective obligations hereunder. In addition, each of Borrower and the Guarantors is in compliance with all laws, treaties, rules or regulations, or determination of an arbitration or a court or other governmental authority, in each case applicable to or binding upon it or any of its property or to which it or any of its property is subject, except to the extent that the failure to so comply could not, in any case or in the aggregate, have a material adverse effect on the operations, business, property or financial condition of Borrower and the Guarantors, taken as a whole, or on their ability to perform their obligations under the Loan Documents.

          Section 7.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each of Borrower and each of the
Guarantors of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders that has not been obtained, (b) contravene its charter or by-laws, (c) violate any provision of, or require any filing (other than filings contemplated hereby and/or by the other Loan Documents), registration, consent or approval under, any law, rule, regulation (including, without limitation, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or such Guarantor, (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or such Guarantor is a party or by which any of its properties may be bound or affected, (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower or such Guarantor other than Liens created by this Agreement and/or the other Loan Documents, or (f) cause Borrower or such Guarantor to be in default under any such rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          Section 7.03. Legally Enforceable Agreements. Each Loan Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower or each Guarantor party thereto, enforceable against Borrower or such Guarantor in accordance with its terms.

          Section 7.04. Litigation. There are no actions, suits or proceedings pending or to Borrower's knowledge, threatened against or affecting Borrower or any of the Guarantors or any of their respective Subsidiaries before any court, governmental agency or arbitrator, which could, in any one case or in the aggregate, adversely affect the financial condition, operations, properties or business of Borrower and the Guarantors, taken as a whole, or their ability to perform their respective obligations under the Loan Documents.

          Section 7.05. Financial Statements. The consolidated balance sheet of Borrower and its Subsidiaries as at December 31, 1997 and the related consolidated income statement and statement of cash flow of Borrower and its Subsidiaries for the fiscal year then ended, and the accompanying notes, together with the opinion thereon, of KPMG Peat Marwick LLP, independent certified public accountants (the "Auditor"), and the consolidated financial statements for the six month period ended June 30, 1998, copies of which were delivered to the Bank, fairly present the consolidated financial condition of Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied. As of the date hereof, there are no liabilities of Borrower and its Subsidiaries, fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since June 30, 1998 and the liabilities created by this Agreement. Since the date of the most recent financial statements delivered to the Bank and the Closing Date, there has been no material adverse change in the condition (financial or otherwise), business, operations or, to the knowledge of Borrower, prospects of any of Borrower or the Guarantors. With respect to any Loans made after the Original Closing Date, since the date of the most recent financial statements delivered to the Bank hereunder and the date of such Loan, there has been no material adverse change in the condition (financial or otherwise), business, operations or, to the knowledge of Borrower, prospects of Borrower and the Guarantors, taken as a whole.

          Section 7.06. Ownership and Liens. Each of Borrower and the Guarantors has title to, or valid leasehold interests in, all of its properties and assets, real and personal, reflected in the financial statements referred to in Section
7.05 (other than any properties or assets disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective business or as have been disposed of in the ordinary course of business), and none of the properties and assets owned by Borrower or the Guarantors, or any of them, and none of their leasehold interests, is subject to any Lien, except as disclosed in Schedule I or as may be permitted hereunder.

          Section 7.07. Taxes. Each of Borrower and the Guarantors has filed all tax returns (federal, state and local) required to be filed except where the failure to file could not, in any case or in the aggregate, have an adverse effect upon the operations, business, property or financial condition of any of Borrower or the Guarantors or on their ability to perform their obligations under the Loan Documents. Each of Borrower and the Guarantors has paid when due all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties, other than taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of Borrower or the Guarantors, as the case may be.

          Section 7.08. ERISA. Each of Borrower and the Guarantors is in compliance in all material respects with all applicable provisions of ERISA. No Reportable Event has occurred with respect to any Plan, no notice of intent to terminate a Plan has been filed nor has any Plan been terminated, no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings, none of Borrower nor its ERISA Affiliates has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan and each of Borrower and each of its ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no Unfunded Vested Liabilities. None of Borrower nor its ERISA Affiliates has incurred any liability to the PBGC under ERISA, other than to make contributions in the ordinary course and other than contingent liabilities that would arise on the termination of any Plan (no such termination being reasonably foreseen by Borrower).

          Section 7.09. Subsidiaries and Ownership of Stock. Schedule II is a complete and accurate list of the Subsidiaries of Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and the percentage of Borrower's ownership of the outstanding stock or other interest of each such Subsidiary.

          Section 7.10. Credit Arrangements. Schedule III is a complete and correct list of all credit agreements, indentures, purchase agreements outside the ordinary course of Borrower's business, guaranties, Capital Leases and other investments, agreements and arrangements in effect on the date of this Agreement providing for or relating to extensions of credit to Borrower or to the Guarantors or to any of them (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which Borrower, the Guarantors or any of them is in any manner directly or contingently obligated. Schedule III shows the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule and
Schedule I.

          Section 7.11. Operation of Business. Each of Borrower and each Guarantor possesses all material licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their business as now conducted and as presently proposed to be conducted and to Borrower's best knowledge, none of Borrower nor any of the Guarantors is in violation of any valid rights of others with respect to any of the foregoing.

          Section 7.12. Hazardous Substances. Each of Borrower and the Guarantors is in compliance with all Environmental Laws, and has obtained all necessary licenses and permits required to be issued pursuant to any Environmental Law. None of Borrower nor any of the Guarantors has received any written notice or communication from any governmental agency with respect to any Hazardous Substance relative to its operations, property or acts or any investigation, demand or request pursuant to or enforcing any Environmental Law relating to it or its operations, and no such investigation is pending or, to the knowledge of Borrower, threatened.

          Section 7.13. Compliance with Loans and Judgments. Borrower and each Subsidiary are in compliance, in all material respects, with all laws, rules, regulations, orders and decrees which are applicable to Borrower or its Subsidiaries, or to any of their respective properties. Each of Borrower and the Guarantors has satisfied all judgments and none of Borrower nor any of the Guarantors is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

          Section 7.14. No Defaults on Other Agreements.  Except as disclosed on
Schedule IV, none of Borrower nor any of the Guarantors is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would in any case or in the aggregate have an adverse effect on its ability to carry out its obligations under the Loan Documents. None of Borrower nor any of the Guarantors is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party except where such default would not, in any case or in the aggregate, have a material and adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of Borrower and the Guarantors, taken as a whole, or on their ability to perform their obligations under the Loan Documents.

          Section 7.15. Labor Disputes and Force Majure. Neither the business nor the properties of Borrower or any of the Guarantors is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, force majure or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operations of Borrower and the Guarantors, taken as a whole, or their ability to perform their obligations under the Loan Documents.

          Section 7.16. Governmental Regulation. None of Borrower or the Guarantors is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 or any other statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

          Section 7.17. Partnerships. None of Borrower or the Guarantors is a partner in any partnership or a member of any joint venture or limited liability company.

          Section 7.18. No Forfeiture. None of Borrower nor any of the Guarantors is engaged in or proposes to be engaged in any unlawful activity which is reasonably likely to result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or, to the best of Borrower's knowledge, threatened.

          Section 7.19. Security Agreement. The provisions of the Security Agreements, as confirmed by the Security Agreement Confirmations, are effective to create in favor of the Bank legal, valid and enforceable security interests in all right, title and interest of Borrower in all the Collateral described therein, assuming the same has been duly executed by the Bank and the Bank has filed the forms UCC-1 referred to therein.

          Section 7.20. Disclosure. This Agreement, each Loan Document and, except as set forth in Section 7.21, each other document, certificate, exhibit, report or written statement furnished to the Bank by or on behalf of Borrower or for use in connection with the Loans, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statement contained herein or therein not misleading under the circumstances in which they were made.

                  Section 7.21. Projections and Forecasts. Any financial projection or forecast furnished by Borrower or any Guarantor shall be prepared in accordance with GAAP to the extent applicable, based on the good faith judgment of Borrower's management of present circumstances, expected conditions and expected courses of action, and with respect to projections, based on the occurrence of the hypothetical events described therein. The underlying assumptions in such forecasts and projections shall be appropriate and reasonable under the circumstances and, if the forecast or projection presents a range, such range shall not be selected in a misleading manner.

ARTICLE 8.  AFFIRMATIVE COVENANTS.

     So long as the Note shall remain unpaid or the Bank shall have any obligations under this Agreement, Borrower shall and shall cause the Guarantors to:

          Section 8.01. Maintenance of Existence. Except as otherwise provided in this Agreement, preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

          Section 8.02. Conduct of Business. Continue to engage in its current business or related businesses.

          Section 8.03. Maintenance of Properties. Maintain, keep and preserve all of its properties (tangible and intangible) necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          Section 8.04. Maintenance of Records. Keep records and books of account, in which complete entries will be made in accordance with GAAP.

          Section 8.05. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

          Section 8.06. Compliance with Laws. Comply in all respects with all applicable laws, rules, regulations and orders.

          Section 8.07. Right of Inspection. At any reasonable time and from time to time, upon reasonable notice during normal business hours, permit the Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, such entity, to discuss the affairs, finances and accounts of such entity with any of their respective officers and directors and such entity's independent accountants, and from time to time at Borrower's expense to conduct such collateral and other audits as the Bank deems necessary.

          Section 8.08. Reporting Requirements.  Furnish directly to each of the
Bank:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of Borrower, consolidated financial statements of Borrower and its Consolidated Subsidiaries which shall include a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and a consolidated income statement and statement of cash flows of such entities for such fiscal year, stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP, accompanied by an opinion thereon acceptable to the Bank by the Auditor, which opinion neither includes an exception as to adherence with GAAP nor contains a disclaimer;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarter and a consolidated income statement and statements of cash flows of such entities for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and attested to by the president or chief financial officer of Borrower (subject to year-end adjustments);

          (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a certificate of the president or chief financial officer of Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is  continuing  or,  if a  Default  or  Event of  Default  has  occurred  and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 10;

          (d) within 30 days after the delivery of the financial statements referred to in (a) above, annual forecasts and Borrower's budget for the upcoming fiscal year, with a comparison of actual results to budget for the fiscal year then ended;

          (e) promptly upon receipt thereof, a copy of the management letter, if any, prepared by the Auditor;

          (f) on or prior to the fifteenth day of each calendar month, a schedule of inventory of the Company and its Subsidiaries certified by the President or Chief Financial Officer and current as of the last Banking Day of the preceding month, which shall contain a breakdown of the inventory by type, amount and location and such other information reasonably requested by the Bank;

          (g) promptly after Borrower becomes aware of the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, involving claims of $150,000 or more affecting Borrower, or any of its Subsidiaries, including, without limitation, any such proceeding relating to any alleged violation of any Environmental Law;

          (h) as soon as possible and in any event within five days after the occurrence of each Default or Event of Default, a written notice specifying and describing in reasonable detail such Default or Event of Default and describing in reasonable detail the action which is proposed to be taken by Borrower with respect thereto;

          (i) promptly after the commencement thereof or promptly after Borrower
knows  of  the  commencement  or  threat  thereof,   notice  of  any  Forfeiture
Proceeding;

          (j) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which would not result in any adverse action to be taken by such agency;

          (k) as soon as possible and in any event within five Banking Days after Borrower knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a chief financial officer of Borrower setting forth details respecting such event or condition and the action, if any, which Borrower or the ERISA
Affiliate propose to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

               (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate, of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal by Borrower or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by Borrower, or any ERISA Affiliate, of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

               (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

          (l) promptly, and in any event within five business days after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which Borrower sends to its stockholders, and copies of all regular, periodic and special reports and all registration statements which Borrower files with the Securities and Exchange Commission or any other governmental authority, or with any national securities exchange;

          (m) such other information respecting the condition or operations, financial or otherwise, of Borrower, or any Guarantor, as the Bank may from time to time reasonably request.

          Section 8.09. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material Debt except for any Debt which is being contested in good faith and with respect to which, on a consolidated basis, adequate reserves are maintained in conformity with GAAP.

          Section 8.10. Payment of Taxes. Pay and discharge promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, and all other material obligations (including lawful claims for labor, materials and supplies which, if unpaid, might become a Lien) except that neither the Company nor any Guarantor shall be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall have been set aside on its books adequate reserves determined in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested, provided that, except as provided in Section 9.02, the Company and each Guarantor shall pay all such taxes, assessments, charges, levies or claims promptly if any Lien has attached as security therefor.

          Section 8.11. Acquisitions. Prior to entering into any letter of intent, agreement or other commitment or proposed commitment relating to any Acquisition, furnish the Bank with notice of same and with such information relating to the Acquisition as Borrower possesses at the time it provides notice to the Bank and which the Bank may reasonably request.

          Section 8.12. Management. Use its best efforts to cause Donald Sinkin, Stephen Frey, Margaret Krumholz and John Rebecchi to continue in the employ of the Borrower in their present positions with their existing authority as executive officers of Borrower, and consult with the Bank regarding the replacement of any of them.

ARTICLE 9.  NEGATIVE COVENANTS.

          So long as the Note shall remain unpaid or the Bank shall have any obligations under this Agreement, Borrower shall not:

          Section 9.01. Debt and Guaranties.

          (a) Create, incur, assume or suffer to exist, or permit any Guarantors to create, incur, assume or suffer to exist any Debt, except:

               (i) Debt arising under this Agreement or the Note;

               (ii) Debt described in Schedule III, and any renewals, extensions or refinancings thereof, provided that such renewals, extensions or refinancing are on terms no less favorable to Borrower or the Guarantor than the original terms of such Debt (except for increases in interest rates not inconsistent with increases in prevailing interest rates);

               (iii) Debt incurred in connection with operating leases entered into by Borrower, the Guarantors, or any of them, consistent with past practices or in the ordinary course of business; and

               (iv) Debt of Borrower, or the Guarantors, or any of them, secured by purchase money Liens permitted by Section 9.02.

          (b) Guaranty, endorse, become surety for or otherwise in any way become or be responsible for the Debt or obligations of any Person, whether by agreement to maintain capital, equity, net worth or solvency of any Person, by agreement to purchase or discharge the Debt of any Person, or agreement to purchase merchandise, materials, supplies or other property, if such agreement provides that payment shall be made whether or not delivery of such merchandise, materials, supplies or other property is ever made or tendered except:

               (i) guarantees  executed prior to the date hereof as described on
Schedule V attached hereto;

               (ii) endorsements of negotiable instruments for collection or deposit in the ordinary course of business; and

               (iii) guarantees under this Agreement or of Debt of Borrower or any Guarantor owing to the Bank.

          Section 9.02. Liens. Create, incur, assume or suffer to exist, or permit any of the Guarantors to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

          (a) Liens in favor of the Bank securing the Loans hereunder;

          (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in conformity with GAAP;

          (c) Liens (i) imposed by law, such as mechanic's, supplier's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days or (ii) which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established which, when aggregated with all indebtedness secured by all such other Liens, secure indebtedness having an aggregate principal balance not in excess of $50,000;

          (d) Liens under workers' compensation unemployment insurance, social security or similar legislation (other than ERISA);

          (e) judgment and other similar Liens arising in connection with court proceedings that have been in existence for fewer than 30 days after entry of the judgment or the execution or other enforcement of which is effectively stayed, and the claims secured thereby are being actively contested, in Borrower's reasonable judgment, in good faith and by appropriate proceedings, or which relate to judgments which, when aggregated with all other judgments secured by such Liens, total less than $50,000; and

          (f) purchase money Liens on any property heretofore or hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that such liens attach only to the property as acquired and do not extend to any additional property of Borrower.

          Section 9.03. Investments and Advances. Make or permit any Subsidiary to make any loan or advance to any Person, or purchase, redeem or otherwise acquire, or permit any such Subsidiary to purchase, redeem or otherwise acquire any capital stock, assets, obligations or other securities, or make any capital contribution to otherwise invest in or acquire any interest in any Person (including, without limitation, any Borrower or any Subsidiary or Affiliate of any Borrower), except:

          (a) obligations issued or guaranteed by states or municipalities within the United States of American and rated at least A-1 by Standard & Poor's;

          (b) obligations issued or guaranteed by the United States of America or any agency or subdivision thereof, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America;

          (c) certificates of deposit, time deposits, Eurodollar certificates of deposit, bankers acceptances and other money market instruments issued by any bank, trust company or financial institution organized under the laws of the United States of America or any state (or in the case of Eurodollar certificates of deposit, a branch of any such bank, trust company or financial institution) having capital and surplus in an aggregate amount not less than $200,000,000 and with such instrument rated at least A-1 by Standard & Poor's;

          (d) commercial paper rated at least Prime-1 by Moody's Investor Services or A-1 by Standard & Poor's;

          (e) repurchase agreements entered into with any bank, trust company or other financial institution organized under the laws of the United States of America or any state having capital and surplus in an aggregate amount not less than $200,000,000 and which are fully secured by obligations of the type described in Section 9.03(b);

          (f) Acquisitions permitted pursuant to Section 9.07 hereof; and

          (g) Investments of Borrower in any Subsidiary or investment of any Subsidiary in any other Subsidiary.

          Section 9.04. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of the Guarantors to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests) except for (i) assets disposed of as no longer used or useful in the conduct of their respective business or as have been disposed of in the ordinary course of business consistent with Borrower's past practice or (ii) transfers of assets between or among Borrower and Subsidiaries of Borrower, provided all such Subsidiaries are Guarantors which have executed Security Agreements.

          Section 9.05. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of the Guarantors to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Guarantors business and upon fair and reasonable terms not materially less favorable to Borrower or such Guarantor than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

          Section 9.06. Mergers. Except as permitted in Section 9.07, and except for mergers of any Subsidiary with and into either Borrower or any Subsidiary which is at such time a Guarantor, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of the Guarantors to do so.

          Section 9.07. Acquisitions. Make any Acquisition, unless the entity to be acquired is primarily in the business of manufacturing and printing of specialty packaging and the Bank has been furnished with (a) such documents as are necessary in the Bank's discretion to provide the Bank with a Guaranty of the entity to be acquired (if it is to be a Subsidiary) and to grant the Bank a perfected lien upon the assets so acquired, (b) satisfactory evidence that the ratio of Borrower's Total Funded Debt to EBITDA, on a consolidated basis and after giving effect to such Acquisition, does not exceed 3.0:1, (c) a certificate of the president or chief financial officer of Borrower certifying that no Default or Event of Default has occurred and is continuing and that no
Default or Event of Default would occur as a result of Borrower's making such Acquisition and (d) within 15 days of completing such Acquisition, a balance sheet of the Borrower prepared by Borrower's management demonstrating compliance, on a pro forma basis, with the covenants contained in Article 10 immediately after the Acquisition.

          Section 9.08. No Activities Leading to Forfeiture Proceeding. Engage in or permit any Guarantor to engage in any unlawful activity which could reasonably be expected to result in a Forfeiture Proceeding.

          Section 9.09. Corporate Documents; Fiscal Year. Change its fiscal year, or amend, modify or supplement its certificate or articles of incorporation or by-laws in any way with the result that any of the individuals identified in Section 8.12 have diminished responsibilities or operating and management authority over Borrower and its Subsidiaries.

          Section 9.10. New Subsidiaries. Form, or permit any Guarantor to form, any Subsidiary unless such Subsidiary shall become a party to the Guaranty.

ARTICLE 10.  FINANCIAL COVENANTS.

          So long as any of the Notes shall remain unpaid or the Bank has any obligations under this Agreement:

          Section 10.01. Net Income. Borrower shall maintain at all times a positive Net Income on a fiscal year basis.

          Section 10.02. Current Ratio. Borrower shall maintain at all times a Current Ratio of not less than 1.25:1.00.


          Section 10.03. Maximum Liabilities to Worth Ratio. Borrower shall maintain on a consolidated basis at all times a ratio of Total Liabilities to Tangible Net Worth of not more than 2.75:1.0.

          Section 10.04. Debt Coverage Ratio. Borrower shall maintain on a consolidated basis at all times a Debt Coverage Ratio of not less than 1.25:1.0.

          Section 10.05. Total Funded Debt to EBITDA Ratio. Borrower shall maintain on a consolidated basis at all times a ratio of Total Funded Debt to EBITDA of not more than 3.00:1.00.

          Section 10.06. Determination of Compliance. Compliance with these financial covenants shall be determined by reference to the consolidated financial statements of Borrower and its Subsidiaries delivered to the Bank in accordance with Section 8.08. Except as set forth in 10.01, all financial covenants shall be applicable at all times and shall be tested at the end of each fiscal quarter based upon the balance sheet information and the results of operations for the period of 12 months preceding the date of determination. For purposes of calculating compliance with Sections 10.02, 10.03 and 10.04, the principal portion of all

Revolving Credit Loans and the Revolving Credit Note shall be deemed to be a current liability and not long-term indebtedness.


ARTICLE 11.  EVENTS OF DEFAULT.

          Section 11.01. Events of Default. The occurrence of any of the following events shall be an "Event of Default":

          (a) Borrower shall fail to pay within five days of due date (i) principal of the Note, (ii) interest on the Note or (iii) any fee or other amount due hereunder as and when due and payable.

          (b) Any representation or warranty made or deemed made by Borrower in this Agreement, or by Borrower or any Guarantor in any certificate delivered pursuant to this Agreement or any other Loan Document, or which is contained in any certificate, document, opinion, financial or other statement furnished to the Bank at any time pursuant to any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (c) Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.03 or Articles 8, 9 or 10;

          (d) Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed in any Loan Document and such failure shall continue for 15 consecutive days;

          (e) Borrower or any Guarantor shall (i) fail to pay any amounts with respect to any Debt in favor of the Bank, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above) of Borrower or such Guarantor, as the case may be, or any interest or premium thereon, when due (giving effect to any applicable grace period), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, (ii) fail to pay any amounts in excess of $50,000 in the aggregate with respect to any other Debt, including but not limited to indebtedness for borrowed money of Borrower or such Guarantor, as the case may be, or any interest or premium thereon, when due (giving effect to any applicable grace period), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, (iii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Debt when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time or both, the maturity of such Debt, whether or not such failure to perform or observe shall be waived by the holder of such

Debt or (iv) any Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

          (f) Borrower or any Guarantor shall (i) generally not, be unable to or admit in writing its or their inability to, pay its or their debts as such debts become due; or (ii) make an assignment for the benefit of creditors, petition or apply to any court or otherwise for the appointment of a custodian, receiver or trustee for it or a substantial part of its or their assets, (iii) as debtor, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) have had any such petition or application filed or any such proceeding shall have been commenced, against it or them, in which an adjudication or appointment is made or order for relief is entered, and which petition, application or proceeding remains undismissed for a period of 30 days or more, or (v) by any act or omission shall indicate its or their consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its or their property, (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more or (vii) cease to be Solvent;

          (g) one or more judgments, decrees or orders for the payment of money in excess of $50,000 in the aggregate in respect of uninsured or unbonded claims shall be rendered against Borrower or any of Guarantor and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

          (h) An event or condition specified in Section 8.08(m) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur or in the opinion of the Bank shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Bank, material in relation to the financial condition, operations, business or prospects of Borrower or the Guarantors;

          (i) Any Forfeiture Proceeding shall have been commenced; or

          (j) The Security Agreement shall at any time after its execution and delivery and for any reason cease to create a valid and perfected first security interest in the Collateral or to be in full force and effect, or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny that it has any further liability or obligation under a Security Agreement to which it is a party, or Borrower shall fail to perform any of its material obligations under any Security Agreement.

          Section 11.02. Remedies. If any Event of Default shall occur, the Bank shall (a) declare the Revolving Credit Commitment to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided that, in the case of an Event of Default referred to in Section 11.01(e) or Section 11.01(h) above, the Commitments shall be immediately terminated, and the Note, all interest thereon and all other amounts payable under this Agreement and the Note shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

ARTICLE 12.  MISCELLANEOUS

          Section 12.01. All of Borrower's and each Subsidiary's computer hardware and software which performs or supports Borrower's principal business functions, or its accounting, financial reporting or management information systems (collectively, "Principal Systems") have the ability to (a) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output and performing calculations on dates or portions of dates, (b) function accurately in accordance with the specifications of such computer hardware or software and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century, (c) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner and (d) store and provide output of date information in ways that are unambiguous as to century. With respect to the Principal Systems, any reprogramming or other corrective modifications required to permit the proper functioning beginning immediately after December 31, 1999 of (i) the computer systems of Borrower, its Subsidiaries and Affiliates and
(ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which systems of Borrower, its Subsidiaries and Affiliates interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed.

          Section 12.02. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by Borrower and the Bank, and any provision of this Agreement may be waived by Borrower or by the Bank; provided that no amendment, modification or waiver shall be effective, unless by an instrument signed by the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 12.03. Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of applicable law limiting rates of interest which the Bank may charge or collect.

          Section 12.04. Expenses. Borrower shall reimburse the Bank on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Bank) incurred by the Bank in connection with the preparation or performance of this Agreement and the Loan Documents. In addition, Borrower shall reimburse the Bank for all of its reasonable costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, the Note or the other Loan Documents. Borrower agrees to indemnify the Bank and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower, of the proceeds of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          Section 12.05. Survival. The obligations of Borrower under Section 2.03(b), Article 5 and Section 12.03 shall survive the repayment of the Loans for a period corresponding to the maximum applicable statute of limitations in effect in the State of New York from time to time.

          Section 12.06. Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower and the Bank and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder.

          Section 12.07. Notices. All notices, consents, approvals and other communications required or permitted to be given to a party under this Agreement shall be in writing and shall be delivered personally to the party, sent by any national overnight courier or mailed first class certified mail, return receipt requested, to the party at the address indicated on page one, to the attention of Joseph Burns for the Bank and to the attention of Margaret Krumholz for Borrower. Any item delivered in accordance with the provisions of this Section shall be deemed to have been delivered (i) on the date of personal delivery,
(ii) on the business day following the date sent by overnight courier or (ii) on the fifth day following the date on which it was so mailed, as the case may be.

          Section 12.08. Setoff. Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option without any prior notice to Borrower (any such notice being expressly waived by Borrower to the extent permitted by applicable law), to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of the Bank's offices against any amount then due and payable by Borrower to the Bank under this Agreement or the Note which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower thereof, provided that the Bank's failure to give such notice shall not affect the validity thereof. Payments by Borrower hereunder shall be made without setoff or counterclaim.

          Section 12.09. Jurisdiction; Immunities.

          (a) Borrowers hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in Suffolk or Nassau County over any action or proceeding arising out of or relating to this Agreement or the Note, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. To the extent permitted by applicable law, Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by certified or registered mail) of copies of such process to it. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, Borrower further waives any objection to venue in such State or Federal Court and any objection to an action or proceeding in such State or Federal Court on the basis of forum non conveniens. Borrower further agrees that any action or proceeding brought against the Bank shall be brought only in New York State or United States Federal court sitting in Suffolk or Nassau County.

          (b) THE PARTIES WAIVE ANY RIGHT TO A JURY TRIAL.

          (c) Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against Borrower or its property in the courts of any other jurisdictions.

          (d) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement and the Note.

          Section 12.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          Section 12.11. Integration. The Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

          Section 12.12. Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed wholly within the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DISC GRAPHICS, INC.                         KEYBANK NATIONAL ASSOCIATION


By:____________________________             By:______________________
     Name:   Donald Sinkin                     Name:  Joseph Burns
     Title:     President and                  Title:    Vice President
               Chief Executive Officer

                         List of Schedules and Exhibits



Schedule I                   Description of Liens

Schedule II                  List of subsidiaries of Borrower

Schedule III                 List  of   Credit   Agreements
                             (including   indentures,    purchase
                             agreements,    guaranties,   Capital
                             Leases, etc.)

Schedule IV                  Agreements effecting Loan Documents

Schedule V                   List of Guaranties



                              *     *     *     *     *



Exhibit A-1                  Form of Revolving Credit Note

Exhibit A-2                  Form of Term Note

Exhibit B                    Form of Guaranty

Exhibit B-1                  Form of Guarantor Confirmation Agreement

Exhibit C-1                  Security Agreement of Borrower

Exhibit C-2                  Security Agreement of Guarantors

Exhibit C-3                  Security Agreement Confirmation of Borrower

Exhibit C-4                  Security Agreement Confirmation of Guarantors

Exhibit E                    Form of Opinion of Counsel

Exhibit F                    Form of Notice of Borrowing

                                                                     EXHIBIT A-1

                              AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE


$10,000,000                                                    December 1, 1998
                                                             Islandia, New York

          For value  received,  Disc  Graphics,  Inc.,  a  Delaware  corporation
("Borrower"), hereby promises to pay to the order of KeyBank National Association, a national banking association (the "Bank"), at the Bank's office at 1377 Motor Parkway, Islandia, New York 11788, on or before February 25, 2001, the principal amount of $10,000,000, or the actual amount loaned by the Bank to Borrower pursuant to the "Credit Agreement" (defined below), in lawful money of the United States of America and in immediately available funds, on the date and in the manner provided in the Credit Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof at the rate or rates of interest as provided in the Credit Agreement, on the dates and in the manner provided therein.

          The holder of this Revolving Credit Note shall record the date and amount of each Revolving Credit Loan made by the Bank, and the date and amount of each payment of principal or interest, either on the schedule attached hereto, or on such computer, magnetic disk, tape or other such electronic data storage and retrieval system as the Bank considers adequate for such purpose, in its sole and absolute discretion. Any such record shall constitute prima facie evidence of the accuracy of the information so recorded, but no failure so to record, or any error in so recording, shall affect the obligation of the Borrower to repay any Revolving Credit Loans, with interest thereon, as provided herein or in the Credit Agreement.

          This is the Revolving Credit Note referred to in that certain Revolving Credit Agreement dated February 26, 1997 between Borrower and the Bank as amended and restated on December 1, 1998 (the "Credit Agreement"), and evidences the Revolving Credit Loans made by the Bank thereunder. This Note is a substitute for the one given by Borrower in the same amount on February 26, 1997. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default, for a Default Rate of interest and for prepayments on the terms and conditions specified therein.

          Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Revolving Credit Note, except as may be set forth in the Credit Agreement.

          The terms of this Revolving Credit Note may not be changed orally, but only by an instrument duly executed by Borrower and the Bank.


          This Revolving Credit Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                  DISC GRAPHICS, INC.



                                  By:_______________________________
                                     Name:
                                     Title:

                       SCHEDULE OF REVOLVING CREDIT LOANS


Date        Type                          Principal                    Principal
of          of           Interest         Amount of    Maturity         Paid or
Loan        Loan          Rate               Loan                       of Loan
Unpaid




                                                                     EXHIBIT A-2

                                    TERM NOTE


$                                                              February 25, 2001
                                                              Islandia, New York

          For value  received,  Disc  Graphics,  Inc.,  a  Delaware  corporation
("Borrower"), hereby promises to pay to the order of KeyBank National Association, a national banking association (the "Bank"), at the Bank's office at 1377 Motor Parkway, Islandia, New York 11788, the principal sum of [insert amount between $2,000,000 and $10,000,000] in 48 equal consecutive monthly installments of [insert principal amount divided by 48], in lawful money of the United States of America and in immediately available funds, in the manner provided in the "Credit Agreement" (defined below) on the first day of each calendar month commencing on __________, 2001 and ending with a final installment of all unpaid principal hereunder on the Term Loan Maturity Date. Borrower also promises to pay interest on the unpaid principal balance hereof at the fluctuating annual rate of interest equal to the Base Rate plus a margin of 0.5%, as provided in the Credit Agreement, on the dates and in the manner set forth therein.

          This is the Term Loan Note referred to in that certain Credit Agreement dated February 26, 1997 by and between Borrower and the Bank, as amended and restated on December 1, 1998 (the "Credit Agreement"), and evidences the Term Loan made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default, for a Default Rate of interest and for prepayments on the terms and conditions specified therein.

          Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Term Loan Note. The terms of this Term Loan Note may not be changed orally, but only by an instrument duly executed by Borrower and the Bank.

          This Term Loan Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                        DISC GRAPHICS, INC.



                                        By:_______________________________
                                           Name:
                                           Title: